UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 15, 2022

BioVie Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-39015	46-2510769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

680 W Nye Lane Suite 201 Carson City, NV	89703
(Address of Principal Executive Offices)	(Zip Code)

(775) 888-3162
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BIVI	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

BioVie Inc., a Nevada corporation (the “Company”), is filing this Amendment No. 1 on Form 8-K/A (this “Amendment”) to amend the Current Report on Form 8-K, originally filed by the Company with the Securities and Exchange Commission (“SEC”) on July 15, 2022 (the “Original Report”), solely to delete references to the placement agent that were inadvertently included in the Original Report and Exhibit 10.1 due to an administrative error. The full text of the Original Report is repeated in this Amendment for convenience, but has not been modified from the text of the Original Report except as described above.

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 15, 2022, BioVie Inc., a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with Acuitas Group Holdings, LLC (“Acuitas”), the Company’s controlling stockholder that is 100% owned by Terren Peizer, the chairman of the Company’s board of directors, pursuant to which the Company agreed to issue and sell to Acuitas, and Acuitas agreed to purchase from the Company, in a private placement (the “Private Placement”), (i) an aggregate of 3,636,364 shares (the “PIPE Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), at a price of $1.65 per share, and (ii) a warrant (the “Warrant”) to purchase 7,272,728 shares of Common Stock (the “Warrant Shares”) at an exercise price of $1.82, with a term of exercise of five years. The aggregate purchase price for the PIPE Shares and Warrant (collectively, the “Securities”) sold in the Private Placement was approximately $6 million.

The Company expects the Private Placement to close on or about August 15, 2022, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the Private Placement for working capital purposes.

The Purchase Agreement includes representations, warranties, and covenants customary for a transaction of this type. In addition, the Company agreed to indemnify Acuitas from liabilities relating to the Company’s breach of any of the representations, warranties and covenants in the Purchase Agreement. The Securities were sold pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder.

Upon the closing of the Purchase Agreement, the Company and Acuitas will amend and restate that certain Registration Rights Agreement, dated as of June 10, 2021, by and between the Company and Acuitas (the “Existing Registration Rights Agreement”), to amend the definition of “Registrable Securities” in the Existing Registration Rights Agreement to include the PIPE Shares and the Warrant Shares as Registrable Securities thereunder.

The foregoing description of the Purchase Agreement and Warrant is not complete and is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement and the Form of Warrant, respectively, copies of which are attached as Exhibits 10.1 and 4.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant.
10.1	Securities Purchase Agreement, dated July 15, 2022, by and between the Company and Acuitas Group Holdings, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2022

BIOVIE INC.

By:	/s/ Joanne Wendy Kim
Name:	Joanne Wendy Kim
Title:	Chief Financial Officer